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                       ASSIGNMENT AND ASSUMPTION AGREEMENT

           THIS ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of _________ 2003, is between Lincoln National Aggressive Growth Fund, Inc., Lincoln National Bond Fund, Inc., Lincoln National Capital Appreciation Fund, Inc., Lincoln National Equity-Income Fund, Inc., Lincoln National Global Asset Allocation Fund, Inc., Lincoln National Growth and Income Fund, Inc., Lincoln National International Fund, Inc., Lincoln National Managed Fund, Inc., Lincoln National Money Market Fund, Inc., Lincoln National Social Awareness Fund, Inc., and Lincoln National Special Opportunities Fund, Inc. (collectively, the "Corporations") and the Lincoln Variable Insurance Products Trust (the "Trust") on behalf of its series (the "Funds").

           WHEREAS, the Corporations and The Lincoln National Life Insurance Company ("Lincoln Life") entered into a Services Agreement ("Services Agreement") with Delaware Management Holdings, Inc. and Delaware Service Company, Inc. (collectively, "Delaware") on August 15, 1996 whereby Delaware agreed to provide certain accounting services for the Corporations and Lincoln Life;

           WHEREAS, each Corporation will be transferring all of its assets into a corresponding Fund (each acquiring Fund and its corresponding acquired Corporation is listed in Schedule I);

           WHEREAS, each Corporation desires to transfer to the Trust on behalf of a corresponding Fund all of its rights, duties and obligations under the Services Agreement;

           WHEREAS, the Trust on behalf of each Fund desires to assume all of the rights, duties and obligations of each Corporation under the Services Agreement; and

           WHEREAS, this Assignment and Assumption Agreement shall have no effect on the services that Delaware provides to Lincoln Life pursuant to the Service Agreement.

           NOW, THEREFORE, in consideration of the mutual promises hereinafter contained and the receipt of the trust assets by the Trust from each of Corporation, each Corporation and the Trust agree as follows:

           1. Each Corporation hereby assigns all of its rights, duties, and obligations under the Services Agreement to the Trust; and

           2. The Trust agrees to assume all of the rights, duties and obligations of each Corporation under the Services Agreement.


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           IN WITNESS WHEREOF, the undersigned have executed this Assignment and
Assumption Agreement on the _____ day of ______________, 2003.

LINCOLN NATIONAL AGGRESSIVE                        LINCOLN VARIABLE INSURANCE
GROWTH FUND, INC.                                  PRODUCTS TRUST

LINCOLN NATIONAL BOND FUND, INC.

LINCOLN NATIONAL CAPITAL                           By:
APPRECIATION FUND, INC.                               -----------------------

LINCOLN NATIONAL EQUITY-INCOME                  Title:
FUND, INC.                                            -----------------------

LINCOLN NATIONAL GLOBAL ASSET
ALLOCATION FUND, INC.

LINCOLN NATIONAL GROWTH AND
INCOME FUND, INC.

LINCOLN NATIONAL INTERNATIONAL
FUND, INC.

LINCOLN NATIONAL MANAGED FUND, INC.

LINCOLN NATIONAL MONEY MARKET
FUND, INC.

LINCOLN NATIONAL SOCIAL AWARENESS
FUND, INC.

LINCOLN NATIONAL SPECIAL
OPPORTUNITIES FUND, INC.

By:
      -----------------------
Title:
      -----------------------



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                                   SCHEDULE I

           The following chart shows each acquiring Fund and its corresponding acquired Corporation.


                      EACH ACQUIRING FUND,
                     A SERIES OF THE TRUST                                EACH CORRESPONDING ACQUIRED CORPORATION
                  (A DELAWARE BUSINESS TRUST)                                     (A MARYLAND CORPORATION)
=========================================================== =================================================================
Aggressive Growth Fund                                      Lincoln National Aggressive Growth Fund, Inc.
Bond Fund                                                   Lincoln National Bond Fund, Inc.
Capital Appreciation Fund                                   Lincoln National Capital Appreciation Fund, Inc.
Equity-Income Fund                                          Lincoln National Equity-Income Fund, Inc.
Global Asset Allocation Fund                                Lincoln National Global Asset Allocation Fund, Inc.
Growth and Income Fund                                      Lincoln National Growth and Income Fund, Inc.
International Fund                                          Lincoln National International Fund, Inc.
Managed Fund                                                Lincoln National Managed Fund, Inc.
Money Market Fund                                           Lincoln National Money Market Fund, Inc.
Social Awareness Fund                                       Lincoln National Social Awareness Fund, Inc.
Special Opportunities Fund                                  Lincoln National Special Opportunities Fund, Inc.
